CAMDEN PROPERTY TRUST ANNOUNCES
THIRD QUARTER 2014 OPERATING RESULTS

Houston, TEXAS (October 30, 2014) - Camden Property Trust (NYSE: CPT) today announced operating results for the three and nine months ended September 30, 2014.

Funds from Operations (“FFO”)
FFO for the third quarter of 2014 totaled $1.09 per diluted share or $98.7 million, as compared to $1.04 per diluted share or $93.3 million for the same period in 2013. FFO for the three months ended September 30, 2014 included a $1.8 million or $0.02 per diluted share gain on sale of land. FFO for the three months ended September 30, 2013 included a $1.2 million or $0.01 per diluted share impact from a promoted equity interest related to the sale of joint venture properties.

FFO for the nine months ended September 30, 2014 totaled $3.19 per diluted share or $287.7 million, as compared to $3.03 per diluted share or $271.4 million for the same period in 2013. FFO for the nine months ended September 30, 2014 included a $2.5 million or $0.03 per diluted share net gain on sale of land holdings. FFO for the nine months ended September 30, 2013 included: a $5.0 million or $0.06 per diluted share impact from a promoted equity interest related to the sale of joint venture properties; a $1.0 million or $0.01 per diluted share impact from non-recurring fee income; a $0.6 million or $0.01 per diluted share charge related to executive separation costs; and a $0.7 million or $0.01 per diluted share gain on sale of undeveloped land.

Net Income Attributable to Common Shareholders (“EPS”)
The Company reported EPS of $38.3 million or $0.43 per diluted share for the third quarter of 2014, as compared to $70.7 million or $0.79 per diluted share for the same period in 2013. EPS for the three months ended September 30, 2014 included a $1.8 million or $0.02 per diluted share gain on sale of land. EPS for the three months ended September 30, 2013 included a $34.4 million or $0.39 per diluted share gain on sale of discontinued operations, and a $1.2 million or $0.01 per diluted share impact from a promoted equity interest related to the sale of joint venture properties.

For the nine months ended September 30, 2014, the Company reported EPS of $113.6 million or $1.28 per diluted share, as compared to $206.4 million or $2.34 per diluted share for the same period in 2013. EPS for the nine months ended September 30, 2014 included a $3.6 million or $0.04 per diluted share gain on sale of unconsolidated joint venture properties, and a $2.5 million or $0.03 per diluted share net gain on sale of land holdings. EPS for the nine months ended September 30, 2013 included: a $91.1 million or $1.03 per diluted share gain on sale of discontinued operations; a $13.0 million or $0.15 per diluted share gain on sale of unconsolidated joint venture properties; a $5.0 million or $0.06 per diluted share impact from a promoted equity interest related to the sale of joint venture properties; a $1.0 million or $0.01 per diluted share impact from nonrecurring fee income; a $0.6 million or $0.01 per diluted share charge related to executive separation costs; and a $0.7 million or $0.01 per diluted share gain on sale of undeveloped land.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same Property Results
For the 47,916 apartment homes included in consolidated same property results, third quarter 2014 same property net operating income (“NOI”) increased 4.1% compared to the third quarter of 2013, with revenues increasing 4.6% and expenses increasing 5.5%. On a sequential basis, third quarter 2014 same property NOI increased 0.8%

compared to the second quarter of 2014, with revenues increasing 1.8% and expenses increasing 3.5% compared to the prior quarter. On a year-to-date basis, 2014 same property NOI increased 5.2%, with revenues increasing 4.6% and expenses increasing 3.7% compared to the same period in 2013. Same property physical occupancy levels for the portfolio averaged 96.1% during the third quarter of 2014, compared to 95.7% in the second quarter of 2014 and 95.3% in the third quarter of 2013.

The Company defines same property communities as communities owned and stabilized since January 1, 2013. A reconciliation of net income to net operating income and same property net operating income is included in the financial tables accompanying this press release.

Acquisition/Disposition Activity
During the third quarter Camden sold approximately 2.4 acres of undeveloped land adjacent to an operating community in Dallas, TX for $0.8 million, and 19.2 acres of undeveloped land adjacent to an operating community in Houston, TX for $8.3 million, recognizing a gain on sale of $1.8 million.

Subsequent to quarter-end, the Company acquired Camden Fourth Ward, a 276-home apartment community located in Atlanta, GA, for approximately $62.6 million.

Development Activity
Construction and lease-up were completed during the quarter at Camden Miramar Phase IXB in Corpus Christi, TX, an $8 million 75-unit expansion of an existing community. Lease-up continued during the quarter at seven wholly-owned development communities: Camden NoMa, a $102 million project with 321 apartment homes in Washington, DC which is currently 89% leased; Camden Boca Raton, a $54 million project with 261 apartment homes in Boca Raton, FL which is 38% leased; Camden La Frontera, a $36 million project with 300 apartment homes in Round Rock, TX which is 32% leased; Camden Foothills, a $50 million project with 220 apartment homes in Scottsdale, AZ which is 29% leased; Camden Flatirons, a $78 million project with 424 apartment homes in Denver, CO which is 24% leased; Camden Lamar Heights, a $47 million project with 314 apartment homes in Austin, TX which is 26% leased; and Camden Paces, a $110 million project with 379 apartment homes in Atlanta, GA which is 13% leased.

Construction continued at six additional wholly-owned development communities: Camden Hayden in Tempe, AZ, a $48 million project with 234 apartment homes; Camden Glendale in Glendale, CA, a $115 million project with 303 apartment homes; Camden Gallery in Charlotte, NC, a $58 million project with 323 apartment homes; Camden Victory Park in Dallas, TX, an $82 million project with 423 apartment homes; Camden Chandler in Chandler, AZ, a $75 million project with 380 apartment homes; and The Camden in Los Angeles, CA, a $145 million project with 287 apartment homes. Construction also continued at Camden Southline in Charlotte, NC, a $48 million joint venture project with 266 apartment homes.

Equity Issuance
During the third quarter, Camden issued 688,329 common shares through its at-the-market (“ATM”) share offering program at an average price of $74.60 per share, for total net consideration of approximately $50.5 million. No additional shares were sold subsequent to quarter-end.

Earnings Guidance
Camden updated its FFO earnings guidance for 2014 based on its current and expected views of the apartment market and general economic conditions. Full-year 2014 FFO is expected to be $4.27 to $4.31 per diluted share, and full-year 2014 EPS is expected to be $1.67 to $1.71 per diluted share. Fourth quarter 2014 earnings guidance is $1.08 to $1.12 per diluted share for FFO and $0.40 to $0.44 per diluted share for EPS. Guidance for EPS excludes future gains on real estate transactions.

The Company’s 2014 earnings guidance is based on projections of same property revenue growth between 4.4% and 4.6%, expense growth between 3.6% and 4.0%, and NOI growth between 4.75% and 5.05%.

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2014 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Conference Call
The Company will hold a conference call on Friday, October 31, 2014 at 11:00 a.m. Central Time to review its third quarter 2014 results and discuss its outlook for future performance. To participate in the call, please dial (888) 317-6003 (Domestic) or (412) 317-6061 (International) by 10:50 a.m. Central Time and enter passcode: 2281122, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com. Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Upcoming Conferences
Camden is scheduled to participate in REITWorld® 2014, NAREIT's Annual Convention in Atlanta, GA on November 5-7, 2014, and Barclays Annual Real Estate Conference in New York, NY on December 10, 2014. During these conferences, the Company may discuss or provide updates on its current operating environment, operating trends, development, redevelopment, acquisitions, dispositions, portfolio strategy and other business and financial matters affecting the Company. A copy of any presentation materials will be made available prior to each event in the Investor Relations section of the Company's website at camdenliving.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 170 properties containing 60,038 apartment homes across the United States. Upon completion of 13 properties under development, the Company’s portfolio will increase to 64,152 apartment homes in 183 properties. Camden was recently named by FORTUNE® Magazine for the seventh consecutive year as one of the “100 Best Companies to Work For” in America, ranking #11.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
OPERATING DATA
Property revenues
Rental revenues	$184,247	$172,540	$543,649	$505,567
Other property revenues	28,851	27,200	83,870	78,967
Total property revenues	213,098	199,740	627,519	584,534

Property expenses
Property operating and maintenance	55,228	51,303	158,239	149,353
Real estate taxes	23,447	21,466	70,640	64,459
Total property expenses	78,675	72,769	228,879	213,812

Non-property income
Fee and asset management	2,131	3,096	7,301	8,817
Interest and other income	430	86	762	1,176
Income (loss) on deferred compensation plans	(765)	2,315	1,934	5,212
Total non-property income	1,796	5,497	9,997	15,205

Other expenses
Property management	5,416	5,353	17,108	16,578
Fee and asset management	1,240	1,505	3,746	4,468
General and administrative	10,331	9,993	30,410	31,377
Interest	22,967	24,275	68,846	73,967
Depreciation and amortization	59,179	54,285	174,528	158,517
Amortization of deferred financing costs	836	875	2,493	2,689
Expense (benefit) on deferred compensation plans	(765)	2,315	1,934	5,212
Total other expenses	99,204	98,601	299,065	292,808

Gain on sale of land	1,808	—	3,609	698
Impairment associated with land holdings	—	—	(1,152)	—
Equity in income of joint ventures	863	1,926	5,889	20,658
Income from continuing operations before income taxes	39,686	35,793	117,918	114,475
Income tax expense	(353)	(720)	(1,228)	(1,587)
Income from continuing operations	39,333	35,073	116,690	112,888
Income from discontinued operations	—	2,319	—	7,225
Gain on sale of discontinued operations, net of tax	—	34,410	—	91,059
Net income	39,333	71,802	116,690	211,172
Less income allocated to non-controlling interests from continuing operations	(1,050)	(1,029)	(3,099)	(2,894)
Less income, including gain on sale, allocated to non-controlling interests from discontinued operations	—	(53)	—	(1,910)
Net income attributable to common shareholders	$38,283	$70,720	$113,591	$206,368

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$39,333	$71,802	$116,690	$211,172
Other comprehensive income
Unrealized loss on cash flow hedging activities	(417)	—	(417)	—
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligations	20	14	49	41
Comprehensive income	38,936	71,816	116,322	211,213
Less income allocated to non-controlling interests from continuing operations	(1,050)	(1,029)	(3,099)	(2,894)
Less income, including gain on sale, allocated to non-controlling interests from discontinued operations	—	(53)	—	(1,910)
Comprehensive income attributable to common shareholders	$37,886	$70,734	$113,223	$206,409

PER SHARE DATA
Total earnings per common share -- basic	$0.43	$0.80	$1.28	$2.35
Total earnings per common share -- diluted	0.43	0.79	1.28	2.34
Earnings per common share from continuing operations -- basic	0.43	0.38	1.28	1.24
Earnings per common share from continuing operations -- diluted	0.43	0.38	1.28	1.23

Weighted average number of common shares outstanding:
Basic	88,146	87,449	87,882	87,117
Diluted	89,353	88,716	89,052	88,429

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$38,283	$70,720	$113,591	$206,368
Real estate depreciation from continuing operations	58,039	53,040	170,606	154,954
Real estate depreciation from discontinued operations	—	1,503	—	5,056
Adjustments for unconsolidated joint ventures	1,340	1,395	3,980	4,316
Income allocated to units convertible into common shares	1,050	1,082	3,099	4,804
Gain on sale of unconsolidated joint venture property	—	—	(3,566)	(13,032)
Gain on sale of discontinued operations	—	(34,410)	—	(91,059)
Funds from operations - diluted	$98,712	$93,330	$287,710	$271,407

PER SHARE DATA
Funds from operations - diluted	$1.09	$1.04	$3.19	$3.03
Distributions declared per common share	0.66	0.63	1.98	1.89

Weighted average number of common shares outstanding:
FFO - diluted	90,439	89,802	90,138	89,515

PROPERTY DATA
Total operating properties (end of period) (a)	170	180	170	180
Total operating apartment homes in operating properties (end of period) (a)	60,038	62,634	60,038	62,634
Total operating apartment homes (weighted average)	52,964	54,517	52,778	54,338
Total operating apartment homes - excluding discontinued operations (weighted average)	52,964	51,888	52,778	51,469

(a) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEET
(In thousands)

(Unaudited)

	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
ASSETS
Real estate assets, at cost
Land	$997,349	$985,444	$978,770	$969,711	$967,121
Buildings and improvements	5,894,453	5,762,428	5,691,619	5,629,904	5,596,754
	6,891,802	6,747,872	6,670,389	6,599,615	6,563,875
Accumulated depreciation	(1,813,124)	(1,755,086)	(1,698,724)	(1,643,713)	(1,619,325)
Net operating real estate assets	5,078,678	4,992,786	4,971,665	4,955,902	4,944,550
Properties under development, including land	576,269	599,139	515,141	472,566	438,968
Investments in joint ventures	35,180	36,167	36,719	42,155	43,338
Properties held for sale	—	—	—	—	58,765
Total real estate assets	5,690,127	5,628,092	5,523,525	5,470,623	5,485,621
Accounts receivable – affiliates	25,954	26,501	26,145	27,724	27,474
Other assets, net (a)	123,999	114,002	107,862	109,401	112,520
Cash and cash equivalents	66,127	16,069	16,768	17,794	4,707
Restricted cash	5,769	5,424	5,549	6,599	60,889
Total assets	$5,911,976	$5,790,088	$5,679,849	$5,632,141	$5,691,211

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,837,621	$1,769,287	$1,649,041	$1,588,798	$1,721,998
Secured	906,328	930,952	940,881	941,968	943,039
Accounts payable and accrued expenses	147,255	122,307	124,981	113,307	124,336
Accrued real estate taxes	54,369	40,232	21,922	35,648	50,247
Distributions payable	60,265	59,770	59,728	56,787	56,793
Other liabilities (b)	94,230	90,944	88,693	88,272	69,716
Total liabilities	3,100,068	3,013,492	2,885,246	2,824,780	2,966,129

Commitments and contingencies
Non-qualified deferred compensation share awards	60,363	61,727	55,498	47,180	47,092

Equity
Common shares of beneficial interest	974	967	966	967	967
Additional paid-in capital	3,649,750	3,595,315	3,593,633	3,596,069	3,595,536
Distributions in excess of net income attributable to common shareholders	(568,142)	(550,050)	(523,321)	(494,167)	(571,935)
Treasury shares, at cost	(397,497)	(398,474)	(399,510)	(410,227)	(410,309)
Accumulated other comprehensive loss (c)	(1,474)	(1,077)	(1,091)	(1,106)	(1,021)
Total common equity	2,683,611	2,646,681	2,670,677	2,691,536	2,613,238
Non-controlling interests	67,934	68,188	68,428	68,645	64,752
Total equity	2,751,545	2,714,869	2,739,105	2,760,181	2,677,990
Total liabilities and equity	$5,911,976	$5,790,088	$5,679,849	$5,632,141	$5,691,211

(a) Includes:
net deferred charges of:	$14,361	$12,747	$13,615	$14,497	$13,243

(b) Includes:
deferred revenues of:	$1,734	$1,070	$1,786	$1,886	$1,979

(c) Represents the unrealized loss and unamortized prior service costs on post retirement obligations.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding gains (or losses) associated with previously depreciated operating properties, real estate depreciation and amortization, impairments of depreciable assets, and adjustments for unconsolidated joint ventures. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income attributable to common shareholders	$38,283	$70,720	$113,591	$206,368
Real estate depreciation from continuing operations	58,039	53,040	170,606	154,954
Real estate depreciation from discontinued operations	—	1,503	—	5,056
Adjustments for unconsolidated joint ventures	1,340	1,395	3,980	4,316
Income allocated to units convertible into common shares	1,050	1,082	3,099	4,804
Gain on sale of unconsolidated joint venture properties	—	—	(3,566)	(13,032)
Gain on sale of discontinued operations, net of tax	—	(34,410)	—	(91,059)
Funds from operations - diluted	$98,712	$93,330	$287,710	$271,407

Weighted average number of common shares outstanding:
EPS diluted	89,353	88,716	89,052	88,429
FFO diluted	90,439	89,802	90,138	89,515

Total earnings per common share -- diluted	$0.43	$0.79	$1.28	$2.34
FFO per common share - diluted	$1.09	$1.04	$3.19	$3.03

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	4Q14	Range	2014	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.40	$0.44	$1.67	$1.71
Expected real estate depreciation	0.66	0.66	2.54	2.54
Expected adjustments for unconsolidated joint ventures	0.01	0.01	0.05	0.05
Expected income allocated to non-controlling interests	0.01	0.01	0.05	0.05
(Gain) on sale of unconsolidated joint venture property	—	—	(0.04)	(0.04)
Expected FFO per share - diluted	$1.08	$1.12	$4.27	$4.31

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income attributable to common shareholders	$38,283	$70,720	$113,591	$206,368
Less: Fee and asset management	(2,131)	(3,096)	(7,301)	(8,817)
Less: Interest and other income (loss)	(430)	(86)	(762)	(1,176)
Less: Income (loss) on deferred compensation plans	765	(2,315)	(1,934)	(5,212)
Plus: Property management	5,416	5,353	17,108	16,578
Plus: Fee and asset management	1,240	1,505	3,746	4,468
Plus: General and administrative	10,331	9,993	30,410	31,377
Plus: Interest	22,967	24,275	68,846	73,967
Plus: Depreciation and amortization	59,179	54,285	174,528	158,517
Plus: Amortization of deferred financing costs	836	875	2,493	2,689
Plus: Expense (benefit) on deferred compensation plans	(765)	2,315	1,934	5,212
Less: Gain on sale of land	(1,808)	—	(3,609)	(698)
Less: Impairment associated with land holdings	—	—	1,152	—
Less: Equity in income of joint ventures	(863)	(1,926)	(5,889)	(20,658)
Plus: Income tax expense	353	720	1,228	1,587
Less: Income from discontinued operations	—	(2,319)	—	(7,225)
Less: Gain on sale of discontinued operations, net of tax	—	(34,410)	—	(91,059)
Plus: Income allocated to non-controlling interests from continuing operations	1,050	1,029	3,099	2,894
Plus: Income, including gain on sale, allocated to non-controlling interests from discontinued operations	—	53	—	1,910
Net Operating Income (NOI)	$134,423	$126,971	$398,640	$370,722

"Same Property" Communities	$120,982	$116,201	$359,601	$341,988
Non-"Same Property" Communities	11,471	10,012	35,723	26,324
Development and Lease-Up Communities	1,416	—	1,599	—
Other	554	758	1,717	2,410
Net Operating Income (NOI)	$134,423	$126,971	$398,640	$370,722

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of discontinued operations, net of tax, and income (loss) allocated to non-controlling interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income attributable to common shareholders	$38,283	$70,720	$113,591	$206,368
Plus: Interest	22,967	24,275	68,846	73,967
Plus: Amortization of deferred financing costs	836	875	2,493	2,689
Plus: Depreciation and amortization	59,179	54,285	174,528	158,517
Plus: Income allocated to non-controlling interests from continuing operations	1,050	1,029	3,099	2,894
Plus: Income, including gain on sale, allocated to non-controlling interests from discontinued operations	—	53	—	1,910
Plus: Income tax expense	353	720	1,228	1,587
Plus: Real estate depreciation from discontinued operations	—	1,503	—	5,056
Less: Gain on sale of land	(1,808)	—	(3,609)	(698)
Less: Impairment associated with land holdings	—	—	1,152	—
Less: Equity in income of joint ventures	(863)	(1,926)	(5,889)	(20,658)
Less: Gain on sale of discontinued operations, net of tax	—	(34,410)	—	(91,059)
EBITDA	$119,997	$117,124	$355,439	$340,573